PRESS RELEASE

Contact Information:

TXO Partners

Brent W. Clum

Co-CEO and CFO

817.334.7800

ir@txopartners.com

Release Date:

May 4, 2026

TXO PARTNERS DECLARES A FIRST QUARTER 2026 DISTRIBUTION OF $0.36 ON COMMON UNITS

Fort Worth, TX, May 2026—TXO Partners, L.P. (NYSE, NYSE Texas: TXO) announced today that the Board of Directors of its general partner declared a distribution of $0.36 per common unit for the quarter ended March 31, 2026. The quarterly distribution will be paid on May 22, 2026, to eligible unitholders of record as of the close of trading on May 15, 2026.

“The first quarter demonstrates the strength of our operations and the conviction we have about our leadership position in the Williston

Basin,” stated Gary D. Simpson, Co-Chief Executive Officer. “The development activities from 2025 continue to perform well above our expectations. We look forward to executing our 2026 plan of approximately $70 million in capital investment with more than 80 percent directed towards Williston development. With that in mind, we are pleased to announce a first quarter distribution of $0.36.”

“Strong cost discipline and capital allocation drove the strength in cash available for distributions in the quarter. We fully understood the need to prudently protect both the balance sheet and distributions after our large acquisition in 2025, which is reflected in a full hedge position in 2026. The cash flow generation of our business is on display and we believe this positions us well for a robust 2027,” commented Brent W. Clum, Co-Chief Executive Officer & CFO. “Moreover, we remain on track to close the previously announced divestitures during the second quarter, which will further improve our balance sheet.”

About TXO Partners, L.P.

TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquids (NGL) reserves in North America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico and Colorado and the Williston Basin of Montana and North Dakota.

Quarterly Report on Form 10-Q

TXO's financial statements and related footnotes will be available in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which TXO will file with the Securities and Exchange Commission (SEC) today. The 10-Q will be available on TXO's Investor Relations website at www.txopartners.com/investors or on the SEC's website at www.sec.gov.

Non-U.S. Withholding Information

This press release is intended to be a qualified notice under Treasury Regulations Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of TXO’s distribution to foreign unitholders as being attributable to income that is effectively connected with a United States trade or business. Accordingly, TXO’s distributions to foreign unitholders are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulations Section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not TXO, are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign unitholders.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements include our ability to continue to successfully develop the Elm Coulee field of the Williston Basin and other future development opportunities, our ability to maintain robust cash flow generation into 2027, our ability to execute our strategy, the timing, amount and area of focus of future investments in our assets and the impacts of future commodity price changes, our ability to consummate the pending asset sales by our joint venture and our ability to realize anticipated benefits from the sales. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made, and it is possible that the results described in this press release will not be achieved. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, including, without limitation, the following: our ability to meet distribution expectations and projections; the volatility of oil, natural gas and NGL prices; our ability to safely and efficiently operate TXO’s assets; our ability to realize the anticipated benefits from acquired assets and recently drilled horizontal wells; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; and the risks and other factors disclosed in TXO’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for TXO to predict all such factors.